UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 28, 2014

AMERICAN MAGNA CORP.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-53630	20-5859893
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 N. Green Valley Parkway, Suite 200
Henderson, NV
(Address of Principal Executive Offices)

89074
(Zip Code)

(702) 990 3382
(Registrant’s Telephone Number, Including Area Code)

____________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5  Corporate Governance and Management

Item 5.02 Departure of Directors; Appointment of Directors

Effective April 29, 2014, Carl Nesbitt is appointed, President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Principal Accounting Officer, Treasurer and Director of American Magna Corp. (the “Corporation”).

Mr. Nesbitt age 55 serves as the Goldcorp Chair of Mineral Engineering at the University of Nevada, Reno since 2010.  From 2009-2010 he served as Newmont Associate Professor at the University of Nevada, Reno.  From 2007-2009 he was a Research Associate Professor at the University of Nevada, Reno.  Mr. Nesbitt has served as a research consultant for several mining companies such as Goldcorp Inc., Cynaco LLC, Goldcorp Marigold Operation, and Newmont Mining – Carlin Operation.  In 1990, Mr. Nesbitt received his Ph.D. in Metallurgical Engineering from the University of Nevada, Reno.  In 1989, he received his M.S.E. in Chemical Engineering from the University of Michigan, Ann Arbor.  In 1985, he received his M.S. in Metallurgical Engineering from the University of Nevada, Reno.  In 1980, Mr. Nesbitt received his B.S. in Chemical Engineering from the University of Nevada, Reno.

Effective April 28, 2014, Herb Duerr resigned as, President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Principal Accounting Officer and Treasurer of the Corporation.  Mr. Duerr will remain Director of the Corporation.

Mr. Nesbitt will be compensated for his services with the Corporation.  For all the terms and conditions of the Service Agreement between American Magna Corp., and Carl Nesbitt reference is hereby made to such document annexed hereto as Exhibit 10.1. All statements made herein concerning the foregoing document are qualified by reference to said Exhibit.

Item 9.01 Financial Statements and Exhibits
(c) Exhibits:

Exhibit 10.1	Service Agreement between American Magna Corp. and Carl Nesbitt agreed and accepted on April 29, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Magna Corp.
(Registrant)

By: /s/ Carl Nesbitt
Name: Carl Nesbitt Title: President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Principal Accounting Officer, Treasurer and Director

Date: April 29, 2014